UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices, including zip code)

(317) 328-5660

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Offer and Consent Solicitation

On August 5, 2020 (the “Settlement Date”), Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) completed their previously announced (i) private exchange offer (the “Exchange Offer”), pursuant to which approximately $200 million aggregate principal amount of the Issuers’ 7.625% Senior Notes due 2022 were validly tendered by and accepted for exchange from eligible holders for aggregate consideration consisting of $200 million aggregate principal amount of newly issued 9.25% Senior Secured First Lien Notes due 2024 (the “New Notes”), and (ii) solicitation of consents (the “Consent Solicitation”) from holders of the Issuers’ outstanding 11.00% Senior Notes due 2025 (the “2025 Notes”) to allow the Issuers to consummate the Exchange Offer.

Indenture

The New Notes are governed by an Indenture, dated as of the Settlement Date (the “Indenture”), entered into by the Issuers and certain subsidiary guarantors named therein with Wilmington Trust, National Association, as trustee (the “Trustee”). The New Notes will mature on July 15, 2024. Interest on the New Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021. The New Notes are guaranteed on a senior basis by all of the Partnership’s existing subsidiaries (other than Finance Corp. and certain immaterial subsidiaries) and all of the Partnership’s future restricted subsidiaries (other than Finance Corp. and certain immaterial subsidiaries). The New Notes and the guarantees of the New Notes are secured by a first priority lien (subject to certain exceptions) on all of the fixed assets that secure the Partnership’s and its subsidiaries’ obligations under their secured hedge agreements, including, subject to certain exceptions, certain present and future real property, fixtures and equipment; certain United States registered patents and patent license rights, trademarks and trademark license rights, copyrights and copyright license rights and trade secrets; certain chattel paper, documents and instruments; cash deposits in the PP&E proceeds account; certain books and records; and all accessions and proceeds of any of the foregoing.

On and after July 15, 2021, the Issuers may on any one or more occasions redeem all or a part of the New Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such New Notes, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2021	109.250%
2022	104.625%
2023 and thereafter	100.000%

At any time prior to July 15, 2021, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the New Notes issued under the Indenture in an amount not greater than the net proceeds of a public equity offering at a redemption price of 109.250% of the principal amount of the New Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (i) at least 65% of the aggregate principal amount of the New Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and (ii) the redemption occurs within 180 days of the date of the closing of such public equity offering.

Prior to July 15, 2021, the Issuers may on one or more occasions redeem all or part of the New Notes at a redemption price equal to the sum of: (i) the principal amount thereof, plus (ii) the Make Whole Premium (as defined in the Indenture) at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.

The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt or unsecured notes; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. However, at any time when the New Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing, many of these covenants will be suspended.

Upon the occurrence of certain change of control events, as described in the Indenture, each holder of the New Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s New Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of repurchase.

The foregoing descriptions of the Indenture and the New Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of New Notes attached as an exhibit thereto), a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Supplemental Indenture

In connection with the Exchange Offer and Consent Solicitation, on the Settlement Date, the Issuers, certain subsidiary guarantors and the Trustee entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the indenture governing the 2025 Notes to adopt certain amendments to allow the Exchange Offer.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this report and is incorporated herein by reference.

Amendment to Collateral Trust Agreement

In connection with the Exchange Offer and issuance of the New Notes, on July 31, 2020, the Issuers and the guarantors under the Indenture (other than Calumet Montana Refining, LLC) entered into an amendment (the “Amendment”) to the Collateral Trust Agreement (the “Collateral Trust Agreement”) with Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”), the Trustee and the representatives of certain other holders of Parity Lien Obligations (as defined in the Collateral Trust Agreement). Among other changes, the Amendment changed certain references to the Issuers’ previously redeemed 11.5% Senior Secured Notes due 2021 (the “Prior Secured Notes”) and the indenture governing the Prior Secured Notes to instead refer to the New Notes and the Indenture, eliminated certain perfection and further assurances requirements regarding certain real property located in Wall Township, New Jersey and provided that Calumet Montana Refining, LLC shall not be required to become a party to the Collateral Trust Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On the Settlement Date, the Partnership issued a press release announcing the completion of the Exchange Offer and Consent Solicitation and the entry into the Indenture and the Supplemental Indenture in connection therewith. A copy of the press release is included as Exhibit 99.1 hereto and incorporated by reference herein.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description
4.1	Indenture, dated as of August 5, 2020, by and among the Partnership, Finance Corp., the guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.2	Form of 9.25% Senior Secured First Lien Note due 2024 (included in Exhibit 4.1).
4.3	First Supplemental Indenture, dated as of August 5, 2020, by and among the Partnership, Finance Corp., the guarantors party thereto and Wilmington Trust, National Association, as trustee.
10.1	Amendment No. 1 to Amended and Restated Collateral Trust Agreement, dated as of July 31, 2020, by and among the Partnership, the obligors party thereto and Wilmington Trust, National Association, as collateral trustee.
99.1	Press Release, dated August 5, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2020	CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: CALUMET GP, LLC, its General Partner

/s/ Stephen P. Mawer
Name: Stephen P. Mawer
Title: Chief Executive Officer

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